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EXHIBIT - 3.3 AMENDED ARTICLES OF INCORPORATION




                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                                  USANA, INC.
                                  ----------
                    (Hereafter USANA Health Sciences, Inc.)



     Pursuant to and in accordance with the provisions of Section 16-10a-1007 and 16-10a-1003 of the Utah Revised Business Corporation Act, as amended (the "Act"), the following are the Amended and Restated Articles of Incorporation of USANA, Inc., a Utah corporation:

                                   ARTICLE I

                                     NAME
                                     ----

     The name of this corporation is USANA Health Sciences, Inc. (the "Corporation").

                                  ARTICLE II

                              CORPORATE PURPOSES
                              ------------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.


                                  ARTICLE III

                                CAPITALIZATION
                                --------------

     The aggregate number of shares the Corporation is authorized to issue shall be Fifty Million (50,000,000) shares of common stock. All such shares shall have $.001 par value per share and shall be offered and sold at such price and on such terms as the directors of the Corporation may, in their sole discretion and consistent with applicable laws, deem appropriate. Each share shall entitle the holder hereof to one (1) vote on each matter submitted to a vote at a meeting of shareholders or otherwise requiring the approval of the Corporation's shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call or assessment.


                                  ARTICLE IV

                    REGISTERED OFFICE AND REGISTERED AGENT
                    --------------------------------------

     The street address of the initial registered office of the Corporation is 3838 West Parkway Boulevard, Salt Lake City, UT 84120. The name and address of the registered agent is Kevin R. Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, whose signature is set forth on the signature page of these Amended and Restated Articles of Incorporation.




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                                   ARTICLE V

                   RESTATEMENT OF ARTICLES OF INCORPORATION
                   ----------------------------------------

     These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. Authority was given to the officers of the Corporation named herein to file these Amended and Restated Articles of Incorporation containing the name change of the Corporation with the Utah State Department of Commerce, Division of Corporations and Commercial Code pursuant to the Unanimous Written Consent of the Directors of the Corporation dated May 22, 2000, subject to approval by a majority of the shareholders of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. A notice of solicitation for consent of the name change of the Corporation was sent to the shareholders and as of June 26, 2000, a majority of the shareholders voted in favor of filing these Amended and Restated Articles of Incorporation adopting the name change, effective June 26, 2000, pursuant to the voting results as indicated below:



DESIGNATION      NO. OF            NO. OF VOTES        VOTES CAST          VOTES CAST
OF STOCK         OUTSTANDING       CAST                FOR                 AGAINST
                 SHARES                                ADOPTION            ADOPTION
-------------------------------------------------------------------------------------
Common           9,693,037         8,529,945           8,487,313           42,628
-------------------------------------------------------------------------------------

Such votes cast were sufficient for approval of the name change contained in the Amended and Restated Articles of Incorporation of the Corporation.

     Authority was also given to the officers of the corporation named herein to file these Amended and Restated Articles of Incorporation containing an increase in the par value of the stock of the Corporation with the Utah State Department of Commerce, Division of Corporations and Commercial Code pursuant to the Unanimous Written Consent of the Directors of the Corporation dated May 22, 2000, subject to approval by a majority of the shareholders of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. At a meeting of the shareholders held on May 24, 2000, a majority of the shareholders voted in favor of adopting such amendment to the Articles of Incorporation increasing the par value of the stock of the Corporation, effective upon filing of such Amended and Restated Articles of Incorporation, pursuant to the voting results as indicated below:



DESIGNATION      NO. OF            NO. OF VOTES        VOTES CAST          VOTES CAST
OF STOCK         OUTSTANDING       CAST                FOR                 AGAINST
                 SHARES                                ADOPTION            ADOPTION
-------------------------------------------------------------------------------------
Common           9,796,037         8,093,919           8,079,667           2,850
-------------------------------------------------------------------------------------

Such votes cast were sufficient for approval of the increase of par value of the stock of the Corporation contained in the Amended and Restated Articles of Incorporation of the Corporation.

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     IN WITNESS WHEREOF, the undersigned, being the Sr. Vice President and
Secretary of the Corporation, does hereby execute these Amended and Restated Articles of Incorporation and certifies to the truth of the facts herein stated, as of the 27th day of June, 2000.

                              USANA, Inc.



                              By:  /s/ Gilbert A. Fuller
                                   -------------------------------------------
                                   Gilbert A. Fuller
                                   Sr. Vice President and Secretary



                      ACKNOWLEDGMENT OF REGISTERED AGENT
                      ----------------------------------

     The undersigned, Kevin R. Pinegar, hereby acknowledges that he has been appointed as registered agent of USANA, Inc., a Utah corporation, and hereby agrees to act as registered agent of said Corporation.


                                   /s/ Kevin R. Pinegar
                                   -------------------------------------------
                                   Kevin R. Pinegar, Registered Agent